                                                                  EXHIBIT (e)(4)

[LOGO OF AIG]                                           AG PLATINUM CHOICE VUL 2
                                    INDIVIDUAL VARIABLE UNIVERSAL LIFE INSURANCE
                                                        SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
A member of American International Group, Inc. (AIG)
Home Office: Houston, Texas
________________________________________________________________________________

(This supplement must accompany the appropriate application for life insurance.) This supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF

_________________________________________     _________________________________
Name of Primary Proposed Insured              Policy number, if known

IF YOU ARE NOT MAKING A SELECTION IN SECTIONS 1, 2, OR 3, PLEASE PROCEED TO
SECTION 4 TO MAKE YOUR INITIAL PREMIUM ALLOCATIONS.

SECTION 1. LAPSE PROTECTION BENEFITS RIDER (LPB RIDER; ALSO REFERRED TO AS THE GUARANTEED MINIMUM DEATH BENEFIT RIDER)

If you select the LPB Rider, the following requirements apply:

  . Automatic Rebalancing is the only available allocation method.

  . Variable Investment Options will be automatically rebalanced based on the Rebalancing Allocation percentages designated in Section 4 on a Quarterly frequency.

  . THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR REBALANCING.

  . The following investment requirements apply:

      . A minimum of 20% of the total accumulation value, less policy loans, must be allocated to the VALIC Company I Dynamic Allocation Fund.

      . No more than 35% of the total accumulation value, less policy loans, may be allocated to certain Investment Options deemed "restricted" (noted with * in Section 4).

You MUST provide instructions on how to rebalance your funds in the "DCA ($) OR Rebalancing Allocation (%)" column in Section 4. You MUST use the SAME variable Investment Options selected in Section 4 for your initial Premium Allocation, but the allocation percentages can differ from your initial Premium Allocation percentages.

If the LPB Rider is terminated, the above requirements will no longer be in effect. More information on the LPB Rider and "restricted funds" can be found in the Consumer Guide and Sales Illustration as well as the prospectus.

IF YOU SELECT THE LPB RIDER, SECTIONS 2 AND 3 BELOW ARE NOT APPLICABLE; PROCEED TO SECTION 4 TO MAKE YOUR INITIAL PREMIUM ALLOCATIONS.

SECTION 2. AUTOMATIC REBALANCING (REBALANCING)

[_] PLEASE CHECK THE BOX TO SELECT REBALANCING. NOT AVAILABLE IF DCA IS CHOSEN.

  . THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR REBALANCING.

  . A $5,000 MINIMUM BEGINNING ACCUMULATION VALUE IS REQUIRED.

  . Variable Investment Options will be automatically rebalanced based on the Rebalancing Allocation percentages designated in Section 4.

You MUST provide instructions on how to rebalance your funds in the "DCA ($) OR Rebalancing Allocation (%)" column in Section 4. You MUST use the SAME variable Investment Options selected in Section 4 for your initial Premium Allocation, but the allocation percentages can differ from your initial Premium Allocation percentages.

INDICATE REBALANCING FREQUENCY: [_] Quarterly [_] Semiannually [_] Annually

SECTION 3. DOLLAR COST AVERAGING (DCA)

[_] PLEASE CHECK THE BOX TO SELECT DCA. NOT AVAILABLE IF REBALANCING OR LPB
    RIDER IS CHOSEN.

  . THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR DCA.

  . A $5,000 MINIMUM BEGINNING ACCUMULATION VALUE IS REQUIRED.

An amount can be systematically transferred from ANY ONE INVESTMENT OPTION and directed to one or more of the Investment Options listed in Section 4. You may maintain only one DCA instruction with us at a time.

DAY OF THE MONTH FOR DCA TRANSFERS:__________________ (CHOOSE A DAY OF THE MONTH BETWEEN 1-28)

INDICATE DCA FREQUENCY: [_] Monthly [_] Quarterly [_] Semiannually [_] Annually

DCA TRANSFERS TO BE MADE FROM THE FOLLOWING INVESTMENT OPTION (INCLUDE FUND NO.):___________________________________________________________________________

AMOUNT TO BE TRANSFERRED $_____________________

  . DCA transfers must be selected in Section 4 IN WHOLE DOLLARS ONLY.

  . $100 MINIMUM REQUIRED FOR EACH TRANSFER FROM THE INVESTMENT OPTION SELECTED
    ABOVE (THE DOLLAR AMOUNTS YOU DIRECT TO ONE OR MORE OF THE INVESTMENT OPTIONS IN SECTION 4 MUST BE IN WHOLE DOLLARS AND MUST EQUAL THE AMOUNT TO BE TRANSFERRED.)

Please refer to the Consumer Guide, Sales Illustration and prospectus for more information.

ICC17-107631                    Page 1 of 4            [BAR CODE]        Rev1117

SECTION 4. PREMIUM ALLOCATIONS

In the "Premium Allocation %" column, indicate how your premium is to be allocated among the Investment Options. In the "DCA ($) OR Rebalancing Allocation (%)" column, indicate premium allocations for DCA or Rebalancing. If you selected DCA or Rebalancing in Section 1, 2 or 3 above and you do not indicate your DCA or Rebalancing Investment Option selections, we will use the percentages for your initial Premium Allocation (the AGL Declared Fixed Interest Account is not available for DCA and Rebalancing).

   . Total allocations for both the initial Premium Allocation and Rebalancing Allocation MUST EQUAL 100%. Use WHOLE PERCENTAGES ONLY.

   . DCA transfers must be selected IN WHOLE DOLLARS ONLY; $100 MINIMUM REQUIRED FOR EACH TRANSFER FROM THE INVESTMENT OPTION SELECTED IN
      SECTION 3 (THE DOLLAR AMOUNTS YOU DIRECT TO ONE OR MORE OF THE INVESTMENT OPTIONS IN THIS SECTION 4 MUST BE IN WHOLE DOLLARS AND MUST EQUAL THE AMOUNT TO BE TRANSFERRED.)

For more complete information about a specific Investment Option, including charges and expenses, please read the prospectus for that Investment Option carefully.

                                                      DCA ($)                                                            DCA ($)
                                                        OR                                                                 OR
                                                   REBALANCING                                                        REBALANCING
                                                  ALLOCATION (%)                                                     ALLOCATION (%)
                                                 Use this column                                                    Use this column
                                               if you have chosen                                                 if you have chosen
INVESTMENT OPTIONS                 PREMIUM       an option from     INVESTMENT OPTIONS                PREMIUM       an option from
(INCLUDING FUND NO.)              ALLOCATION  Section 1, 2 or 3 on  (INCLUDING FUND NO.)             ALLOCATION Section 1, 2 or 3 on
                                     (%)          previous page                                         (%)          previous page
AGL DECLARED FIXED INTEREST                                         JPMORGAN INSURANCE TRUST
Account (301)/1/                   ________           N/A           Core Bond (925)                    ________      ____________
THE ALGER PORTFOLIOS                                                MFS(R) VARIABLE INSURANCE TRUST
Capital Appreciation (702)         ________      ____________       New Discovery* (722)               ________      ____________
AMERICAN CENTURY(R) VARIABLE                                        Research (723)                     ________      ____________
PORTFOLIOS, INC.                                                    NEUBERGER BERMAN ADVISERS
American Century VP                                                 MANAGEMENT
Value (704)                        ________      ____________       Mid Cap Growth (725)               ________      ____________
AMERICAN FUNDS INSURANCE                                            OPPENHEIMER VARIABLE ACCOUNT
SERIES(R)                                                           FUNDS
Asset Allocation(SM) (681)         ________      ____________       Global Fund/VA* (727)              ________      ____________
Global Growth(SM)* (682)           ________      ____________       PIMCO VARIABLE INSURANCE TRUST
Growth(SM) (683)                   ________      ____________       CommodityRealRetum(R)
Growth-Income(SM) (684)            ________      ____________       Strategy* (728)                    ________      ____________
High-Income Bond(SM) (685)         ________      ____________       Global Bond (732)                  ________      ____________
International(SM)* (686)           ________      ____________       Real Return (729)                  ________      ____________
ANCHOR SERIES TRUST                                                 Short-Term (730)                   ________      ____________
SA Wellington Capital                                               Total Return (731)                 ________      ____________
Appreciation (687)                 ________      ____________       SEASONS SERIES TRUST
SA Wellington Government and                                        SA Multi-Managed                   ________      ____________
Quality Bond (688)                 ________      ____________       Mid Cap Value (690)                ________      ____________
FIDELITY(R) VARIABLE INSURANCE                                      SUNAMERICA SERIES TRUST
PRODUCTS                                                            SA JPMorgan Balanced (737)         ________      ____________
Contrafund(R) (708)                ________      ____________       VALIC COMPANY I
Equity-Income (709)                ________      ____________       Dynamic Allocation (696)/2/        ________      ____________
Government Money Market (689)      ________      ____________       Emerging Economies* (691)          ________      ____________
Growth (713)                       ________      ____________       Foreign Value* (692)               ________      ____________
Mid Cap (714)                      ________      ____________       International Equities
FRANKLIN TEMPLETON VARIABLE                                         Index* (738)                       ________      ____________
INSURANCE PRODUCTS                                                  Mid Cap Index (739)                ________      ____________
Franklin Mutual Shares                                              Nasdaq-100(R) Index (741)          ________      ____________
VIP - Class 2 (716)                ________      ____________       Science & Technology* (742)        ________      ____________
Franklin Small Cap Value                                            Small Cap Index(R) (743)           ________      ____________
VIP - Class 2* (715)               ________      ____________       Stock Index (744)                  ________      ____________
INVESCO VARIABLE INSURANCE FUNDS                                    VALIC Company II
Global Real Estate* (701)          ________      ____________       Mid Cap Value (693)                ________      ____________
Growth and Income (745)            ________      ____________       Socially Responsible (694)         ________      ____________
International Growth* (700)        ________      ____________       Strategic Bond (695)               ________      ____________
JANUS ASPEN SERIES                                                  OTHER:_________________________        100%              100%
Janus Henderson Enterprise (719)   ________      ____________
Janus Henderson Forty (717)        ________      ____________

* No more than 35% of the total accumulation value, less policy loans, may be allocated to these funds if the LPB Rider is selected.
/1/ Transfers out of the AGL Declared Fixed Interest Account may be subject to limitations. Refer to the Prospectus for more information.
/2/ A minimum of 20% of the total accumulation value, less policy loans MUST be allocated to this fund if the LPB Rider is selected.

ICC17-107631                Page 2 of 4           [BAR CODE]            Rev 1117

SECTION 5. ALLOCATION OF MONTHLY CHARGES

Unless you specify otherwise in this Section 5, the policy's monthly charges will be deducted from the Investment Options you select in Section 4 in the same proportion as your initial Premium Allocation percentages.

  . If you choose to make changes, total allocation percentages MUST EQUAL 100%.

  . Use WHOLE PERCENTAGES ONLY.

                                DEDUCTION                                    DEDUCTION
INVESTMENT OPTIONS              ALLOCATION    INVESTMENT OPTIONS             ALLOCATION
(INCLUDING FUND NO.)               (%)        (INCLUDING FUND NO.)              (%)
_____________________________   __________    _____________________________  _____________
_____________________________   __________    _____________________________  _____________
_____________________________   __________    _____________________________  _____________

SECTION 6. AUTHORIZATION FOR TRANSACTIONS

PLEASE CHECK ONE OF THE FOLLOWING BOXES. IF NO SELECTION IS MADE, NO AUTHORIZATION WILL BE ASSUMED.

[_] I (or we, if Joint Owners), do not authorize AGL to act on telephone instructions or eService instructions.

[_] I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or eService instructions, if elected, to transfer values among the variable Investment Options and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

    [_] Policy Owner(s) -- if Joint Owners, either of us acting independently.

        OR

    [_] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based on telephone instructions and eService instructions received and acted on in good faith, including losses due to telephone instructions or eService communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or eService instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SECTION 7. SUITABILITY

ALL QUESTIONS MUST BE ANSWERED.

1.  HAVE YOU, THE PROPOSED INSURED OR OWNER (IF DIFFERENT) RECEIVED THE
    VARIABLE UNIVERSAL LIFE INSURANCE POLICY PROSPECTUS AND INFORMATION
    DESCRIBING THE INVESTMENT OPTIONS?                                                 [_] Yes   [_] No

2.  DO YOU UNDERSTAND AND ACKNOWLEDGE:

    A.   THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED
         ACCOUNTS WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
         PROSPECTUSES FOR THE POLICY AND THE UNDERLYING INVESTMENT OPTIONS?            [_] Yes   [_] No

    B.   THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE
         UNDERLYING INVESTMENT OPTIONS MAY VARY?                                       [_] Yes   [_] No

    C.   THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE ARE NOT
         GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR
         ANY STATE GOVERNMENT?                                                         [_] Yes   [_] No

    D.   THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE ARE NOT
         FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER
         AGENCY, FEDERAL OR STATE?                                                     [_] Yes   [_] No

    E.   THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS
         PLACED IN THE AGL DECLARED FIXED INTEREST ACCOUNT?                            [_] Yes   [_] No

    F.   THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO
         ALLOW FOR THE ACCUMULATION OF VALUES IN THE UNDERLYING INVESTMENT
         OPTIONS?                                                                      [_] Yes   [_] No

    G.   THAT THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR
         DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
         ACCOUNT?                                                                      [_] Yes   [_] No

    H.   THAT THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE
         INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT THE AGL DECLARED FIXED
         INTEREST ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE DEDUCTIONS?                [_] Yes   [_] No

3.  DO YOU BELIEVE THE POLICY YOU SELECTED MEETS YOUR INSURANCE AND INVESTMENT
    OBJECTIVES AND YOUR ANTICIPATED FINANCIAL NEEDS?                                   [_] Yes   [_] No


ICC17-107631                       Page 3 of 4          [BAR CODE]      Rev 1117

SECTION 8. SIGNATURES

SIGNATURES

REGISTERED REPRESENTATIVE'S SIGNATURE             OWNER'S SIGNATURE (If different from Primary Proposed Insured)
__________________________________________        __________________________________________

X                                                 X
__________________________________________        __________________________________________

REGISTERED REPRESENTATIVE SIGNED ON (date)______  OWNER SIGNED ON (date)____________________
REGISTERED REPRESENTATIVE'S NAME (print)________

________________________________________________

PRIMARY PROPOSED INSURED'S SIGNATURE              JOINT OWNER'S SIGNATURE (If applicable)
__________________________________________        __________________________________________

X                                                 X
__________________________________________        __________________________________________

PRIMARY PROPOSED INSURED SIGNED ON (date)_______  JOINT OWNER SIGNED ON (date)______________

SECTION 9. ELECTRONIC DELIVERY CONSENT

American General Life Insurance Company ("AGL") is able to provide policy and Investment Option prospectuses, supplements, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail:

  . Policy prospectuses and supplements

  . Investment Option prospectuses and supplements

  . Annual and semi-annual Investment Option reports

This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 305600, Nashville, TN 37230-5600, Attn: VUL Administration. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

In order to participate in this delivery method, you must have access to the following:

  . Browser software, such as Microsoft Internet Explorer, or equivalent

  . Communication access to the Internet

Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

I consent to receive electronic delivery of the documents specified above.

_________________      _________________________________________________________
Initials of Owner      Please provide your e-mail address (Please print legibly)

ICC17-107631                       Page 4 of 4           [BAR CODE]      Rev1117